AB Bond Fund, Inc.
			Exhibit 77Q1
-- High Yield Portfolio
811-02383
AGREEMENT AND PLAN OF ACQUISITION AND
LIQUIDATION RELATING TO THE ACQUISITION OF
THE ASSETS AND LIABILITIES OF
THE AB HIGH YIELD PORTFOLIO OF THE AB
POOLING PORTFOLIOS

As of

May 6, 2016

       This Agreement and Plan of Acquisition and Liquidation the Plan is made as of this 6th day of May, 2016, by and among AB Bond Fund, Inc. the Company, a Maryland corporation, on behalf of its series, AB High Yield Portfolio the Acquiring Portfolio; AB Pooling Portfolios the Trust, a Massachusetts business trust, on behalf of its series, AB High Yield Portfolio the Portfolio.

       WHEREAS, the Portfolio and the Acquiring Portfolio
are each series of entities registered as open-end management investment companies with the Securities and Exchange
Commission the SEC under the Investment Company Act of
1940, as amended the 1940 Act;
       WHEREAS, the parties desire that the Portfolio transfer
all of its assets to the Acquiring Portfolio in exchange for Class
Z shares of the Acquiring Portfolio of equal net asset value
Acquisition Shares and that the Acquiring Portfolio assume the liabilities of the Portfolio and distribute the Acquisition Shares to shareholders of the Portfolio the Acquisition; and that the
Portfolio thereafter liquidate and terminate; and
       WHEREAS, the parties intend that the Acquisition
qualify as a reorganization within the meaning of Section 368a of the United States Internal Revenue Code of 1986, as amended the Code, and any successor provisions, and that with respect to the Acquisition, the Acquiring Portfolio and the Portfolio will each be a party to a reorganization within the meaning of Section
368b of the Code;
       Now, therefore, the Company, on behalf of the
Acquiring Portfolio, and the Trust, on behalf of the Portfolio, agree as follows:
1.	Definitions
	In addition to the terms elsewhere defined herein, each
of the following terms shall have the meaning indicated for that term as follows:
1934 Act		Securities Exchange Act of 1934, as amended.
1933 Act		Securities Act of 1933, as amended.
Assets
All assets of any kind and all interests, rights, privileges and powers of or attributable to the Portfolio or its shares, as appropriate, whether or not determinable at the appropriate Effective Time and wherever located, including, without limitation, all cash, cash equivalents, securities, commodities, futures interests, claims whether absolute or contingent, known or unknown, accrued or unaccrued or conditional or unmatured, contract rights and receivables including dividend and interest receivables owned by the Portfolio or attributable to its shares and any deferred or prepaid expense shown as an asset on the Portfolios books.

Closing Date
Shall be on such date following the date that shareholders of the Portfolio approve the Plan as the parties may agree.
Declaration
The Trusts Agreement and Declaration of Trust.
Effective Time
10:00 a.m. Eastern time on the Closing Date, or such other time as the parties may agree to in writing.
Financial Statements
The audited financial statements of the relevant Portfolio for its most recently completed fiscal year.

Portfolio
The Acquiring Portfolio and/or the Portfolio, as the case may be.
Liabilities
All liabilities, expenses and obligations of any kind whatsoever of the Portfolio, whether known or unknown, accrued or unaccrued, absolute or contingent or conditional or unmatured, except that expenses of the Acquisition contemplated hereby to be paid by the Portfolio pursuant to Section 24 of the Plan and which shall not be assumed or paid by the Acquiring Portfolio shall not fall within the definition of Liabilities for purposes of this Plan.

N-14 Registration Statement
The Registration Statement of the Company with respect to the Acquiring Portfolio on Form N-14 under the 1940 Act that will register the Acquisition Shares to be issued in the Acquisition and will include the proxy materials necessary for the shareholders of the Portfolio to approve the Acquisition.

Valuation Time
The close of regular session trading on the New York Stock Exchange NYSE on the day before the Closing Date or such other time as may be mutually agreed upon, when for purposes of the Plan, the Acquiring Portfolio determines its net asset value per Acquisition Share and the Portfolio determines the net value of the Assets.

NAV
A Portfolios net asset value per share, which is calculated by valuing and totaling its assets and then subtracting its liabilities and then dividing the balance by the number of shares that are outstanding.


2.	Regulatory Filings
	The Company, on behalf of the Acquiring Portfolio,
shall promptly prepare and file the N-14 Registration Statement with the SEC, and the Company and the Trust, on behalf of each Portfolio, also shall make any other required or appropriate filings with respect to the actions contemplated hereby.
3.	Shareholder Action
	As soon as practicable after the effective date of the N-14 Registration Statement, the Portfolio shall request that the shareholders of the Portfolio consider and vote upon the Plan and such other matters as the Board of Trustees may determine by written consent. Such approval by the shareholders of the Portfolio shall, to the extent necessary to permit the consummation of the transactions contemplated herein without violating any investment objective, policy or restriction of the Portfolio, be deemed to constitute approval by the shareholders of a temporary amendment of any investment objective, policy or restriction that would otherwise be inconsistent with or violated upon the consummation of such transactions solely for the purpose of consummating such transactions.
4.	Transfer of the Portfolios Assets
       The Acquiring Portfolio and the Portfolio shall take the following steps with respect to the Acquisition, as applicable:
a	On or prior to the Closing Date, the Portfolio
shall pay or provide for the payment of all of the
Liabilities, expenses, costs and charges of or
attributable to the Portfolio that are known to the
Portfolio and that are due and payable prior to or
as of the Closing Date.
b	On or prior to the Valuation Date, except to the
extent prohibited by Rule 19b-1 under the 1940
Act, the Portfolio will declare to Portfolio
shareholders of record a dividend or dividends
which, together with all previous such
dividends, shall have the effect of distributing a
all the excess of i Portfolios investment income
excludable from gross income under Section
103a of the Code over ii Portfolios deductions
disallowed under Sections 265 and 171a2 of the
Code, b all of Portfolios investment company
taxable income as defined in Code Section 852,
computed in each case without regard to any
deduction for dividends paid, and c all of
Portfolios net realized capital gain as defined in
Code Section 1222, if any after reduction for any
capital loss carryover, in each case for both the
taxable year ending on December 31, 2015, and
for the short taxable year beginning on January
1, 2016, and ending on the Closing Date.  Such
dividends will be declared and paid to ensure
continued qualification of the Portfolio as a
regulated investment company for tax purposes
and to eliminate Portfolio-level tax.
c	At the Effective Time, the Portfolio shall assign,
transfer, deliver and convey the Assets to the
Acquiring Portfolio, subject to the Liabilities.
The Acquiring Portfolio shall then accept the
Assets and assume the Liabilities such that at
and after the Effective Time i the Assets at and
after the Effective Time shall become and be
assets of the Acquiring Portfolio, and ii the
Liabilities at the Effective Time shall attach to
the Acquiring Portfolio, and shall be enforceable
against the Acquiring Portfolio to the same
extent as if initially incurred by the Acquiring
Portfolio.
d	Within a reasonable time prior to the Closing
Date, the Portfolio shall provide, if requested, a
list of the Assets to the Acquiring Portfolio.  The
Portfolio may sell any asset on such list prior to
the Effective Time.  After the Portfolio provides
such list, the Portfolio will not acquire any
additional securities or permit to exist any
encumbrances, rights, restrictions or claims not
reflected on such list, without the approval of the
Acquiring Portfolio.  Within a reasonable time
after receipt of the list and prior to the Closing
Date, the Acquiring Portfolio will advise the
Portfolio in writing of any investments shown
on the list that the Acquiring Portfolio has
determined to be inconsistent with its investment
objective, policies and restrictions.  The
Portfolio will dispose of any such securities
prior to the Closing Date to the extent
practicable and consistent with applicable legal
requirements, including the Portfolios
investment objectives, policies and restrictions.
In addition, if the Acquiring Portfolio
determines that, as a result of the Acquisition,
the Acquiring Portfolio would own an aggregate
amount of an investment that would exceed a
percentage limitation applicable to the Acquiring
Portfolio, the Acquiring Portfolio will advise the
Portfolio in writing of any such limitation and
the Portfolio shall dispose of a sufficient amount
of such investment as may be necessary to avoid
the limitation as of the Effective Time, to the
extent practicable and consistent with applicable
legal requirements, including the Portfolios
investment objectives, policies and restrictions.
e	The Portfolio shall assign, transfer, deliver and
convey the Assets to the Acquiring Portfolio at
the Effective Time on the following basis:
1	The value of the Assets less the
Liabilities of the Portfolio, determined
as of the Valuation Time,  shall be
divided by the then NAV of one
Acquisition Share, and, in exchange for
the transfer of the Assets by the
Portfolio to the Acquiring Portfolio, the
Acquiring Portfolio shall assume the
Liabilities and simultaneously issue and
deliver to the Portfolio the number of
Acquisition Shares, rounded to the
fourth decimal place or such other
decimal place as the parties may agree
to in writing;
2	The NAV of each Acquisition Share to
be delivered to the Portfolio shall be the
NAV determined as of the Valuation
Time in accordance with the Companys
then applicable valuation procedures,
and the NAV of the Assets to be
conveyed to the Acquiring Portfolio
shall be determined as of the Valuation
Time in accordance with the then
applicable valuation procedures of the
Trust and the value of the assets to be
conveyed;
3	The number of Acquisition Shares
including fractional shares, if any to be
delivered to the Portfolio shall be
determined by dividing the aggregate
net assets of the Portfolio by the NAV
per share of the Acquiring Portfolio
determined in accordance with Section
4e2 of this Plan; and
4	The portfolio securities of the Portfolio
shall be made available by the Portfolio
to Brown Brothers Harriman, as
custodian for the Acquiring Portfolio the
Custodian, for examination no later than
five business days preceding the
Valuation Time.  On the Closing Date,
such portfolio securities and all the
Portfolios cash shall be delivered by the
Portfolio to the Custodian for the
account of the Acquiring Portfolio, such
portfolio securities to be duly endorsed
in proper form for transfer in such
manner and condition as to constitute
good delivery thereof in accordance
with the custom of brokers or, in the
case of portfolio securities held in the
U.S. Treasury Departments book-entry
system or by The Depository Trust
Company, Participants Trust Company
or other third party depositories, by
transfer to the account of the Custodian
in accordance with Rule 17f-4, Rule
17f-5 or Rule 17f-7, as the case may be,
under the 1940 Act and accompanied by
all necessary federal and state stock
transfer stamps or a check for the
appropriate purchase price thereof.  The
cash delivered shall be in the form of
currency or certified or official bank
checks, payable to the order of the
Custodian or shall be wired to an
account pursuant to instructions
provided by the Acquiring Portfolio.
f	Promptly after the Closing Date, the Portfolio
will deliver to the Acquiring Portfolio a
Statement of Assets and Liabilities of the
Portfolio as of the Closing Date.
5.	Liquidation and Termination  of the Portfolio,
Registration of Acquisition Shares and Access to
Records
	The Portfolio and the Acquiring Portfolio also shall take the following steps, as applicable:
a	At or as soon as reasonably practical after the
Effective Time, the Portfolio shall completely
liquidate and terminate by transferring to its
shareholders of record the Acquisition Shares it
receives pursuant this Plan.  The Acquiring
Portfolio shall establish accounts on its share
records and note on such accounts the names of
the former Portfolio shareholders and the
amount of Acquisition Shares that former
Portfolio shareholders are due based on their
respective holdings of shares of the Portfolio as
of the close of business on the Closing Date.
The Acquiring Portfolio shall not issue
certificates representing Acquisition Shares in
connection with such exchange.  All issued and
outstanding shares in connection with such
exchange will be simultaneously cancelled on
the books of the Portfolio.  Ownership of
Acquisition Shares will be shown on the books
of the Acquiring Portfolios transfer agent.
Following distribution by the Portfolio to its
shareholders of all Acquisition Shares delivered
to the Portfolio, the Portfolio shall wind up its
affairs and shall take all steps as are necessary
and proper to terminate its existence as soon as
is reasonably possible after the Effective Time.
b	At and after the Closing Date, the Portfolio shall
provide the Acquiring Portfolio and its transfer
agent with immediate access to: i all records
containing the names, addresses and taxpayer
identification numbers of all of the Portfolios
shareholders and the number and percentage
ownership of the outstanding shares of the
Portfolio owned by shareholders as of the
Effective Time, and ii all original documentation
including all applicable Internal Revenue
Service forms, certificates, certifications and
correspondence relating to the Portfolio
shareholders taxpayer identification numbers
and their liability for or exemption from back-up
withholding.  The Portfolio shall preserve and
maintain, or shall direct its service providers to
preserve and maintain, records with respect to
the Portfolio as required by Section 31 of, and
Rules 31a-1 and 31a-2 under, the 1940 Act.
6.	Certain Representations and Warranties of the Portfolio
       The Trust, on behalf of itself or the Portfolio, as applicable, represents and warrants to the Acquiring Portfolio as follows:
a	The Portfolio is a duly established series of the
Trust, which is a Massachusetts business trust
duly organized and validly existing and in good
standing under the laws of the Commonwealth
of Massachusetts.  The Trust is registered with
the SEC as an open-end management investment
company under the 1940 Act and the registration
of the Portfolio shares under the 1933 Act will
be in full force and effect as of the Effective
Time.
b	The Trust, on behalf of the Portfolio, has the
power and all necessary federal, state and local
qualifications and authorizations to own all of
the Assets, to carry on its business, to enter into
this Plan and to consummate the transactions
contemplated herein.
c	The Board of Trustees of the Trust has duly
authorized the execution and delivery of this
Plan and the transactions contemplated herein
with respect to the Portfolio.  Duly authorized
officers of the Trust, on behalf of the Portfolio,
have executed and delivered the Plan.  The Plan
represents a valid and binding contract of the
Trust, on behalf of the Portfolio, enforceable
against the Portfolio in accordance with its
terms, subject as to enforcement to bankruptcy,
insolvency, reorganization, arrangement,
moratorium, and other similar laws of general
applicability relating to or affecting creditors
rights and to general equity principles.  The
execution and delivery of this Plan by the Trust
does not, and, subject to the approval of
shareholders referred to in Section 3 hereof, the
consummation of the transactions contemplated
by this Plan will not, violate federal securities
laws or Massachusetts law, or the Trusts
Declaration or Bylaws or any material
agreement to which the Portfolio is subject.
Except for the approval of the Portfolios
shareholders and the Board of Trustees of the
Trust, the Trust does not need to take any other
action to authorize its officers to effectuate this
Plan and the transactions contemplated herein on
behalf of the Portfolio.
d	The Portfolio is a separate series of the Trust
that is treated as a separate corporation from
each other series of the Trust under Section 851g
of the Code.  The Portfolio has qualified as a
regulated investment company under Part I of
Subchapter M of Subtitle A, Chapter 1, of the
Code, and has been eligible for taxation under
Section 852b of the Code, in respect of each
taxable year since the commencement of its
operations and intends to continue to qualify as a
regulated investment company for its taxable
year that includes the Closing Date.
e	The information pertaining to the Portfolio
included within the N-14 Registration Statement
when filed with the SEC, when Part A of the N-
14 Registration Statement is distributed to
shareholders, and at the Effective Time, insofar
as it relates to the Portfolio, shall i comply in all
material respects with the applicable provisions
of the 1933 Act and the 1940 Act, and the rules
and regulations thereunder and applicable state
securities laws, and ii not contain any untrue
statement of a material fact or omit to state a
material fact required to be stated therein or
necessary to make the statements made therein,
in light of the circumstances under which they
were made, not misleading.
f	The Trust has duly authorized and validly issued
all issued and outstanding shares of the
Portfolio, and all such shares are fully paid and
nonassessable and were offered for sale and sold
in conformity with the registration requirements
of all applicable federal and state securities laws.
There are no outstanding options, warrants or
other rights to subscribe for or purchase any of
the shares of the Portfolio, and there are no
securities convertible into shares of the
Portfolio.
g	The Trust shall operate its business in the
ordinary course between the date hereof and the
Effective Time.  Such ordinary course of
business will include the declaration and
payment of customary dividends and
distributions and any other dividends and
distributions referred to in Section 4b hereof.
h	At the Effective Time, the Portfolio will have
good and marketable title to the Assets and full
right, power and authority to assign, transfer,
deliver and convey the Assets.
i	The Financial Statements of the Portfolio, a
copy of which has been previously delivered to
the Acquiring Portfolio, fairly present the
financial position of the Portfolio as of the
Portfolios most recent fiscal year-end and the
results of the Portfolios operations and changes
in the Portfolios net assets for the periods
indicated.
j	To the knowledge of the Portfolio, the Portfolio
has no liabilities, whether or not determined or
determinable, other than the liabilities disclosed
or provided for in its Financial Statements or
liabilities incurred in the ordinary course of
business subsequent to the date of the most
recent Financial Statement referencing liabilities
and reflected in its NAV.
k	To the knowledge of the Portfolio, except as has
been disclosed in writing to the Acquiring
Portfolio, no claims, actions, suits,
investigations or proceedings of any type are
pending or threatened against the Portfolio or
any of its properties or assets or any person
whom the Portfolio may be obligated to
indemnify in connection with such litigation,
proceeding or investigation.  Subject to the
foregoing, there are no facts that the Portfolio
has reason to believe are likely to form the basis
for the institution of any such claim, action, suit, investigation or proceeding against the Portfolio.
The Portfolio is not a party to nor subject to the
provisions of any order, decree or judgment of
any court or governmental body that adversely
affects, or is reasonably likely to adversely
affect, its financial condition, results of
operations, or the Assets or its ability to
consummate the transactions contemplated by
the Plan.
l	Except for agreements entered into or granted in
the ordinary course of its business, in each case
under which no material default exists, and this
Plan, the Portfolio is not a party to or subject to
any material contract or other commitments,
which if terminated, may result in material
liability to the Portfolio or under which whether
or not terminated any material payment for
periods subsequent to the Closing Date will be
due from the Portfolio.
m	The Trust has filed or will file its federal income
tax returns, copies of which have been
previously made available or will be made
available to the Acquiring Portfolio, for all
taxable years ending on or before the Closing
Date, and has paid or will pay all taxes shown as
due on  such returns.  All of the Portfolios tax
liabilities will have been adequately provided for
on its books.  No such return is currently under
audit and no unpaid assessment has been
asserted with respect to such returns.  To the
best of the Trusts knowledge, it will not have
any tax deficiency or liability asserted against it
or question with respect thereto raised, and it
will not be under audit by the Internal Revenue
Service or by any state or local tax authority for
taxes in excess of those already paid.  The Trust
will timely file its federal income tax return for
each subsequent taxable year including its
current taxable year.
n	Since the date of the Financial Statements of the
Portfolio, except for the information that has
been disclosed to the Boards of the Trust and the
Company and that has been reflected in the
Information Statement/Prospectus concerning
the net assets of the Portfolio, there has been no
material adverse change in the Portfolios
financial condition, results of operations,
business, or Assets.  For this purpose, negative
investment performance shall not be considered
a material adverse change.
o	The Portfolios investment operations from
inception to the date hereof have been in
compliance in all material respects with the
investment policies and investment restrictions
set forth in its prospectus or prospectuses and
statement or statements of additional
information as in effect from time to time,
except as previously disclosed in writing to the
Acquiring Portfolio.
p	The Acquisition Shares to be issued to the
Portfolio pursuant to paragraph 4e1 will not be
acquired for the purpose of making any
distribution thereof other than to the Portfolio
shareholders as provided in paragraph 4e1.
q	The Trust, or its agents, i holds or has obtained a
valid Form W-8BEN, Certificate of Foreign
Status of Beneficial Owner for United States
Withholding or other appropriate series of Form
W-8, as the case may be or Form W-9, Request for Taxpayer Identification Number and
Certification, for each Portfolio shareholder of record, which Form W-8 or Form W-9 can be associated with reportable payments made by the Portfolio to such shareholder, and/or ii has otherwise timely instituted any required backup withholding procedures with respect to such shareholder as provided by Section 3406 of the Code and the regulations thereunder.

7.	Certain Representations and Warranties of the Acquiring
Portfolio
       The Company, on behalf of itself or the Acquiring
Portfolio, as applicable, represents and warrants to the Portfolio as follows:
a	The Acquiring Portfolio is a duly established
series of the Company, which is a corporation
duly incorporated, validly existing and in good
standing under the laws of the State of
Maryland. The Company is registered with the
SEC as an open-end management investment
company under the 1940 Act and the registration
of the Acquiring Portfolio shares under the 1933
Act will be in full force and effect as of the
Effective Time.
b	The Company, on behalf of the Acquiring
Portfolio, has the power and all necessary
federal, state and local qualifications and
authorizations to own all of its assets, to carry on
its business, to enter into this Plan and to
consummate the transactions contemplated
herein.
c	The Board of Directors of the Company has duly
authorized execution and delivery of this Plan
and the transactions contemplated herein on
behalf of the Company, on behalf of the
Acquiring Portfolio.  Duly authorized officers of
the Acquiring Portfolio have executed and
delivered the Plan.  The Plan represents a valid
and binding contract of the Company, on behalf
of the Acquiring Portfolio, enforceable against
the Acquiring Portfolio in accordance with its
terms, subject as to enforcement to bankruptcy,
insolvency, reorganization, arrangement,
moratorium and other similar laws of general
applicability relating to or affecting creditors
rights and to general equity principles.  The
execution and delivery of this Plan by the
Company does not, and the consummation of the
transactions contemplated by this Plan will not,
violate the federal securities laws or Maryland
law or the Companys Charter or Bylaws or any
material agreement to which the Acquiring
Portfolio is subject.  Except for the approval of
the Board of Directors of the Company, the
Company does not need to take any other action
to authorize its officers to effectuate the Plan
and the transactions contemplated herein on
behalf of the Acquiring Portfolio.
d	The Acquiring Portfolio is a separate series of
the Company that is treated as a separate
corporation from each other series of the
Company under Section 851g of the Code.  The
Acquiring Portfolio has qualified as a regulated
investment company under Part I of Subchapter
M of Subtitle A, Chapter 1, of the Code and is
eligible for taxation under Section 852b of the
Code for the taxable year that will include the
Closing Date and expects to so qualify for each
subsequent taxable year.
e	The N-14 Registration Statement, when filed
with the SEC, when Part A of the N-14
Registration Statement is distributed to
shareholders of the Portfolio and at the Effective
Time, insofar as it relates to the Acquiring
Portfolio, shall i comply in all material respects
with the applicable provisions of the 1933 Act
and the 1940 Act, and the rules and regulations
thereunder and applicable state securities laws
and ii not contain any untrue statement of a
material fact or omit to state a material fact
required to be stated therein or necessary to
make the statements made therein, in light of the
circumstances under which they were made, not
misleading.
f	The Company has duly authorized and validly
issued all issued and outstanding shares of the
Acquiring Portfolio, and all such shares are fully
paid and non-assessable and were offered for
sale and sold in conformity with the registration
requirements of all applicable federal and state
securities laws.  The Acquiring Portfolio has
duly authorized the Acquisition Shares referred
to in Section 4e hereof to be issued and
delivered to the Portfolio as of the Effective
Time.  When issued and delivered, such
Acquisition Shares shall be validly issued, fully
paid and non-assessable, and no shareholder of
the Acquiring Portfolio shall have any
preemptive right of subscription or purchase in
respect of any such share.  There are no
outstanding options, warrants or other rights to
subscribe for or purchase any Acquisition
Shares, nor are there any securities convertible
into Acquisition Shares.
g	To the knowledge of the Acquiring Portfolio,
except as has been disclosed in writing to the
Portfolio, no claims, actions, suits,
investigations or proceedings of any type are
pending or threatened against the Acquiring
Portfolio or any of its properties or assets or any
person whom the Acquiring Portfolio may be
obligated to indemnify in connection with such
litigation, proceeding or investigation.  Subject
to the foregoing, there are no facts that the
Acquiring Portfolio currently has reason to
believe are likely to form the basis for the
institution of any such claim, action, suit,
investigation or proceeding against the
Acquiring Portfolio.  The Acquiring Portfolio is
not a party to or subject to the provisions of any
order, decree or judgment of any court or
governmental body that adversely affects, or is
reasonably likely to adversely affect its financial
condition, results of operations, its assets or its
ability to consummate the transactions
contemplated by this Plan.
h	Except for agreements entered into or granted in
the ordinary course of its business, in each case
under which no material default exists, the
Acquiring Portfolio is not a party to or subject to
any material contract, debt instrument, employee
benefit plan, lease, franchise, license or permit
of any kind or nature whatsoever.
 i	The Acquiring Portfolio will use all reasonable
efforts to obtain the approvals and authorizations
required by the 1933 Act, the 1940 Act and such
state securities laws as it may deem appropriate
in order to continue its operations after the
Closing Date.
8.	Conditions to the Obligations of the Acquiring Portfolio
and the Portfolio
       The obligations of the Acquiring Portfolio and the
Portfolio with respect to the Acquisition shall be subject to the following conditions precedent:
a	The shareholders of the Portfolio shall have
approved the Acquisition in the manner required
by the Declaration of the Trust, its Bylaws and
applicable law.  If shareholders of the Portfolio
fail to approve this Plan providing for the
Acquisition as required, that failure shall release
the Portfolios of their obligations under this
Plan.
b	The Acquiring Portfolio and the Portfolio shall
have delivered to the other party a certificate
dated as of the Closing Date and executed in its
name by its Secretary or an Assistant Secretary,
in a form reasonably satisfactory to the receiving
party, stating that the representations and
warranties of the Acquiring Portfolio or the
Portfolio, as applicable, in this Plan that apply to
the Acquisition are true and correct in all
material respects at and as of the Valuation
Time.
c	The Acquiring Portfolio and the Portfolio shall
have performed and complied in all material
respects with each of its representations and
warranties required by this Plan to be performed
or complied with by it prior to or at the
Valuation Time and the Effective Time.
d	There shall have been no material adverse
change in the financial condition, results of
operations, business, properties or assets of the
Portfolio since the date of its most recent
financial statement.  Negative investment
performance shall not be considered a material
adverse change.
e	The Acquiring Portfolio and the Portfolio shall
have received an opinion of Seward & Kissel
LLP reasonably satisfactory to each of them,
substantially to the effect that for federal income
tax purposes:
(1)	the Acquisition will constitute a
reorganization within the meaning of
Section 368a of the Code and that each
of the Acquiring Portfolio and the
Portfolio will be a party to a
reorganization within the meaning of
Section 368b of the Code;
(2)	no gain or loss will be recognized by the
Portfolio on the transfer of all of the
Portfolios Assets to the Acquiring
Portfolio solely in exchange for the
Acquisition Shares and the assumption
by the Acquiring Portfolio of the
Liabilities, or upon the distribution of
the Acquisition Shares to shareholders
of the Portfolio;
(3)	the tax basis in the hands of the
Acquiring Portfolio of each Asset of the
Portfolio will be the same as the tax
basis of such Asset in the hands of the
Portfolio immediately prior to the
transfer thereof, increased by the
amount of gain or decreased by the
amount of loss, if any, recognized by the
Portfolio on the transfer;
(4)	the holding period of each Asset of the
Portfolio in the hands of the Acquiring
Portfolio, other than Assets with respect
to which gain or loss is required to be
recognized, will include in each instance
the period during which such Asset was
held by the Portfolio except where
investment activities of the Acquiring
Portfolio have the effect of reducing or
eliminating the holding period with
respect to an Asset;
(5)	no gain or loss will be recognized by the
Acquiring Portfolio upon its receipt of
the Assets of the Portfolio solely in
exchange for Acquisition Shares and the
assumption of the Liabilities;
(6)	no gain or loss will be recognized by the
shareholders of the Portfolio upon the
exchange of their Portfolio shares for
Acquisition Shares as part of the
Acquisition;
(7)	the aggregate tax basis of the
Acquisition Shares that each shareholder
of the Portfolio receives in the
Acquisition will be the same as the
aggregate tax basis of the Portfolio
shares exchanged therefor; and
(8)	each Portfolio shareholders holding
period for the Acquisition Shares
received in the Acquisition will include
the period for which such shareholder
held the Portfolio shares exchanged
therefor, provided that the shareholder
held such Portfolio shares as capital
assets on the date of the exchange.
The opinion will be based on certain factual
certifications made by officers of the Portfolios
and will also be based on customary
assumptions and subject to certain
qualifications.  The opinion is not a guarantee
that the tax consequences of the Acquisition will
be as described above.
Notwithstanding this subparagraph e, Seward &
Kissel LLP will express no view with respect to
the effect of the Acquisition on any transferred
asset as to which any unrealized gain or loss is
required to be recognized at the end of a taxable
year or on the termination or transfer thereof
under federal income tax principles.  Each
Portfolio shall agree to make and provide to
Seward & Kissel LLP additional factual
representations with respect to the Portfolios that
are reasonably necessary to enable Seward &
Kissel LLP to deliver the tax opinion.
Notwithstanding anything in this Plan to the
contrary, neither Portfolio may waive in any
material respect the conditions set forth under
this subparagraph e.
f	The N-14 Registration Statement shall have
become effective under the 1933 Act as to the
Acquisition Shares, and the SEC shall not have
instituted and, to the knowledge of the
Acquiring Portfolio, is not contemplating
instituting any stop order suspending the
effectiveness of the N-14 Registration
Statement.
g	No action, suit or other proceeding shall be
threatened or pending before any court or
governmental agency in which it is sought to
restrain or prohibit, or obtain damages or other
relief in connection with, the Acquisition.
h	The SEC shall not have issued any unfavorable
advisory report under Section 25b of the 1940
Act nor instituted any proceeding seeking to
enjoin consummation of the Acquisition under
Section 25c of the 1940 Act.
i	Neither party shall have terminated this Plan
with respect to the Acquisition pursuant to
Section 13 of this Plan.
9.	Conditions to the Obligations of the Portfolio
	The obligations of the Portfolio with respect to the Acquisition shall be subject to the following conditions precedent:
a	The Portfolio shall have received an opinion of
Seward & Kissel LLP, counsel to the Company
and the Acquiring Portfolio, in form and
substance reasonably satisfactory to the Portfolio
and dated as of the Closing Date, substantially to
the effect that:
(1)	The Acquiring Portfolio is a series of a
corporation duly incorporated, validly
existing and in good standing under the
laws of the State of Maryland and is a
series of an open-end management
investment company registered under
the 1940 Act;
(2)	This Plan has been duly authorized,
executed and delivered by the Company,
on behalf of the Acquiring Portfolio,
and, assuming the N-14 Registration
Statement referred to in Section 2 of this
Plan does not contain any material
misstatements or omissions, and
assuming due authorization, execution
and delivery of this Plan by the
Portfolio, represents a legal, valid and
binding contract, enforceable in
accordance with its terms, subject to the
effect of bankruptcy, insolvency,
moratorium, fraudulent conveyance and
transfer and similar laws relating to or
affecting creditors rights generally and
court decisions with respect thereto, and
further subject to the application of
equitable principles in any proceeding,
whether at law or in equity or with
respect to the enforcement of provisions
of the Plan and the effect of judicial
decisions which have held that certain
provisions are unenforceable when their
enforcement would violate an implied
covenant of good faith and fair dealing
or would be commercially unreasonable
or when default under the Plan is not
material;
(3)	The Acquisition Shares to be delivered
as provided for by this Plan are duly
authorized and upon delivery will be
validly issued, fully paid and
non-assessable by the Acquiring
Portfolio;
(4)	The execution and delivery of this Plan
did not, and the consummation of the
Acquisition will not, violate the Charter
of the Company, its Bylaws or any
agreement of the Company, with respect
to the Acquiring Portfolio, known to
such counsel, after reasonable inquiry,
and no approval of the Plan by the
shareholders of the Acquiring Portfolio
is required under the Companys Charter,
Bylaws or applicable law; and
(5)	To the knowledge of such counsel, no
consent, approval, authorization or order
of any federal or state court or
administrative or regulatory agency is
required for the Company to enter into
this Plan on behalf of the Acquiring
Portfolio or carry out its terms, except
those that have been obtained under the
1933 Act, the 1934 Act, the 1940 Act
and the rules and regulations under
those Acts, if any, or that may be
required under state securities laws or
subsequent to the Effective Time or
when the failure to obtain the consent,
approval, authorization or order would
not have a material adverse effect on the
operation of the Company or the
Acquiring Portfolio, as applicable.
In rendering such opinion, Seward & Kissel LLP
may i rely on the opinion of Venable LLP as to
matters of Maryland law to the extent set forth in
such opinion, ii make assumptions regarding the
authenticity, genuineness and/or conformity of
documents and copies thereof without
independent verification thereof, iii limit such
opinion to applicable federal and state law, iv
define the word knowledge and related terms to
mean the knowledge of attorneys then with such
firm who have devoted substantive attention to
matters directly related to this Plan and v rely on
certificates of officers or directors of the
Company as to factual matters.
b	The Portfolio shall have received a letter from
the Adviser with respect to insurance matters in
form and substance satisfactory to the Portfolio.
10.	Conditions to the Obligations of the Company or the
Acquiring Portfolio
       The obligations of the Company or the Acquiring
Portfolio, as applicable, with respect to the Acquisition shall be subject to the following conditions precedent:
a	The Company, on behalf of the Acquiring
Portfolio, shall have received an opinion of
Seward & Kissel LLP, counsel to the Portfolio,
in form and substance reasonably satisfactory to
the Company and dated as of the Closing Date,
substantially to the effect that:
(1)	The Portfolio is a duly established series
of the Trust, which is a Massachusetts
business trust duly organized and validly
existing and in good standing under the
laws of the Commonwealth of
Massachusetts and is an open-end
management investment company
registered under the 1940 Act;
(2)	This Plan has been duly authorized,
executed and delivered by the Portfolio
and, assuming the N-14 Registration
Statement referred to in Section 2 of this
Plan does not contain any material
misstatements or omissions, and
assuming due authorization, execution
and delivery of this Plan by the
Company, on behalf of the Acquiring
Portfolio, represents a legal, valid and
binding contract, enforceable in
accordance with its terms, subject to the
effect of bankruptcy, insolvency,
moratorium, fraudulent conveyance and
transfer and similar laws relating to or
affecting creditors rights generally and
court decisions with respect thereto, and
further subject to the application of
equitable principles in any proceeding,
whether at law or in equity or with
respect to the enforcement of provisions
of the Plan and the effect of judicial
decisions which have held that certain
provisions are unenforceable when their
enforcement would violate an implied
covenant of good faith and fair dealing
or would be commercially unreasonable
or when default under the Plan is not
material;
(3)	The execution and delivery of this Plan
did not, and the consummation of the
Acquisition will not, violate the
Declaration of the Trust, its Bylaws or
any agreement of the Portfolio known to
such counsel, after reasonable inquiry,
and no approval of the Plan by the
shareholders of the Acquiring Portfolio
is required under the Companys Charter,
Bylaws or applicable law; and
(4)	To the knowledge of such counsel, no
consent, approval, authorization or order
of any federal or state court or
administrative or regulatory agency is
required for the Portfolio to enter into
the Plan or carry out its terms, except
those that have been obtained under the
1933 Act, the 1934 Act, the 1940 Act
and the rules and regulations under
those Acts, if any, or that may be
required under state securities laws or
subsequent to the Effective Time or
when the failure to obtain the consent,
approval, authorization or order would
not have a material adverse effect on the
operation of the Portfolio.
In rendering such opinion, Seward & Kissel LLP
may i rely on the opinion of Dechert LLP as to
matters of Massachusetts law, ii make
assumptions regarding the authenticity,
genuineness and/or conformity of documents
and copies thereof without independent
verification thereof, iii limit such opinion to
applicable federal and state law, iv define the
word knowledge and related terms to mean the
knowledge of attorneys then with such firm who
have devoted substantive attention to matters
directly related to this Plan and v rely on
certificates of officers or directors of the
Portfolio as to factual matters.
b	The Company, on behalf of the Acquiring
Portfolio, shall have received a letter from the
Adviser agreeing to indemnify the Acquiring
Portfolio in respect of certain liabilities of the
Portfolio in form and substance satisfactory to
the Company.
11.	Closing
a	The Closing shall be held at the offices of the
Portfolios, 1345 Avenue of the Americas, New
York, New York 10105, or at such other time or
place as the parties may agree.
b	In the event that at the Valuation Time a the
NYSE shall be closed to trading or trading
thereon shall be restricted, or b trading or the
reporting of trading on the NYSE or elsewhere
shall be disrupted so that accurate appraisal of
the value of the net assets of the Portfolio or the
Acquiring Portfolio is impracticable, the Closing
Date shall be postponed until the first business
day after the day when trading shall have been
fully resumed and reporting shall have been
restored; provided that if trading shall not be
fully resumed and reporting restored within
three business days of the Valuation Time, this
Plan may be terminated by either the Portfolio or
the Acquiring Portfolio upon the giving of
written notice to the other party.
       c	The Acquiring Portfolio will provide to the
Portfolio evidence satisfactory to the Portfolio that Acquisition Shares issuable pursuant to the Acquisition have been credited to the Portfolios account on the books of the Acquiring Portfolio.
After the Closing Date, the Acquiring Portfolio will provide to the Portfolio evidence satisfactory to the Portfolio that such Acquisition Shares have been credited to open accounts in the names of the Portfolio shareholders.
       d	At the Closing, each party shall deliver to the
other such bills of sale, instruments of assumption of liabilities, checks, assignments, stock certificates, receipts or other documents as such other party or its counsel may reasonably
request in connection with the transfer of assets, assumption of liabilities and liquidation contemplated by the Plan.
12.	Survival of Representations and Warranties
       a	Except for Sections 6, 7, 14, 18, 19, 21, 22, 23
and 24, no representations, warranties or covenants in or
pursuant to this Plan including certificates of officers shall survive the completion of the transactions contemplated herein.
       b	Each party agrees to treat confidentially and as
proprietary information of the other party all records and other information, including any information relating to portfolio holdings, of its Portfolio and not to use such records and information for any purpose other than the performance of its duties under the Plan; provided, however, that after prior notification of and written approval by party which approval shall not be withheld if the other party would be exposed to civil or criminal contempt proceedings for failure to comply when
requested to divulge such information by duly constituted
authorities having proper jurisdiction, and which approval shall not be withheld unreasonably in any other circumstance, the
other party may disclose such records and/or information as so approved.
13.	Termination of Plan
       A majority of the Directors/Trustees of either the
Company or the Trust may terminate this Plan with respect to the Acquiring Portfolio or the Portfolio, respectively, at any time before the applicable Effective Time if: i the conditions precedent set forth in Sections 8, 9 or 10 as appropriate, are not satisfied; or ii either the Board of Directors/Trustees of the Company or the Trust determines that the consummation of the Acquisition is not in the best interests of the Portfolio or its shareholders and gives notice of such termination to the other party.
14.	Governing Law
       This Plan and the transactions contemplated hereby shall
be governed, construed and enforced in accordance with the laws of the State of New York, except to the extent preempted by
federal law, without regard to conflicts of law principles.
15.	Brokerage Fees
	Each party represents and warrants that there are no
brokers or finders entitled to receive any payments in connection with the transactions provided for in the Plan.
16.	Amendments
       The Company, on behalf of the Acquiring Portfolio, and
the Trust, on behalf of the Portfolio, may, by agreement in
writing authorized by its respective Board of Directors/Trustees, amend this Plan at any time before or after the shareholders of the Portfolio approve this Plan providing for the Acquisition. However, after shareholders of the Portfolio approve the
Acquisition, the parties may not amend this Plan in a manner that materially alters the obligations of the other party. This Section 16 shall not preclude the parties from changing the Closing Date or the Effective Time by mutual agreement.
17.	Waivers
       At any time prior to the Closing Date, either party may
by written instrument signed by it i waive the effect of any inaccuracies in the representations and warranties made to it contained herein and ii waive compliance with any of the agreements, covenants or conditions made for its benefit
contained herein. Any waiver shall apply only to the particular inaccuracy or requirement for compliance waived, and not any other or future inaccuracy or lack of compliance.
18.	Indemnification of Directors
	The Acquiring Portfolio agrees that all rights to indemnification and all limitations of liability existing in favor of the Trusts current and former Trustees and officers, acting in their capacities as such, under the Trusts Declaration and Bylaws as in effect as of the date of this Plan shall survive the Acquisition as obligations of the Company or the Acquiring
Portfolio, as applicable, and shall continue in full force and effect, without any amendment thereto, and shall constitute rights which may be asserted against the Acquiring Portfolio, its successors or assigns.
19.	Cooperation and Further Assurances
       Each party will cooperate with the other in fulfilling its obligations under this Plan and will provide such information and documentation as is reasonably requested by the other in carrying out the Plans terms.  Each party will provide such
further assurances concerning the performance of its obligations hereunder and execute all documents for or in connection with the consummation of the Acquisition as, with respect to such assurances or documents, the other shall deem necessary or appropriate.
20.	Updating of N-14 Registration Statement
       If at any time prior to the Effective Time, a party
becomes aware of any untrue statement of a material fact or
omission to state a material fact required to be stated therein or necessary to make the statements made in the N-14 Registration Statement not misleading, the party discovering the item shall notify the other party and the parties shall cooperate in promptly preparing, filing and clearing with the SEC and, if appropriate, distributing to shareholders appropriate disclosure with respect to such item.
21.	Limitation on Liabilities
       The obligations of the Trust, the Portfolio, the Company
and the Acquiring Portfolio shall not bind any of the directors/trustees, shareholders, nominees, officers, employees or agents of the Portfolio or the Company personally, but shall bind only the Trust, the Portfolio, the Company or the Acquiring Portfolio, as appropriate. The execution and delivery of this Plan by an officer of either party shall not be deemed to have been made by the officer individually or to impose any liability on the officer personally, but shall bind only the Trust or the Company, as appropriate. No other series of the Company shall be liable for the obligations of the Acquiring Portfolio. No other series of the Trust shall be liable for the obligations of the Portfolio.
22.	Termination of the Portfolio
	If the parties complete the Acquisition, the Portfolio
shall terminate its registration under the 1940 Act, the 1933 Act, and the 1934 Act and liquidate and terminate.
23.	Notices
       Any notice, report, statement, certificate or demand
required or permitted by any provision of the Plan shall be in writing and shall be given in person or by telecopy, certified mail or overnight express courier to:
             	For the Portfolio:
             		AB Pooling Portfolios-AB
High Yield Portfolio
             		1345 Avenue of the Americas
				New York, New York  10105
             		Attention: Secretary

			For the Acquiring Portfolio:
				AB Bond Fund, Inc. - AB High
Yield Portfolio
				1345 Avenue of the Americas
				New York, New York 10105
				Attention: Secretary
24.	Expenses
	All expenses relating to the Acquisition shall be paid by the Portfolio. Notwithstanding the foregoing, expenses relating to the Acquisition will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another person of such expenses would result in a Portfolios failure to qualify for tax treatment as a regulated investment company within the meaning of Section 851 of the Code or would prevent the Acquisition from qualifying as a
reorganization within the meaning of Section 368a of the Code.
25.	General
       This Plan supersedes all prior agreements between the parties with respect to the subject matter hereof and may be amended only by a writing signed by both parties. The headings contained in this Plan are for reference only and shall not affect in any way the meaning or interpretation of this Plan. Whenever the context so requires, the use in the Plan of the singular will be deemed to include the plural and vice versa. Nothing in this Plan, expressed or implied, confers upon any other person any rights or remedies under or by reason of this Plan. Neither party may assign or transfer any right or obligation under this Plan without the written consent of the other party.



In Witness Whereof, the parties hereto have executed this Plan as of the day and year first above written.


AB Pooling Portfolios, on behalf of its series, AB High Yield Portfolio

Attest:
		By:
Name: ______________________		Name:
______________________
Title: ______________________		Title:
______________________


AB Bond Portfolio, Inc., on behalf of its series, AB High Yield Portfolio

Attest:

		By:
Name: ______________________		Name:
______________________
Title: ______________________		Title:
______________________











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